UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2377 W. Foothill Blvd.
Suite #18
Upland, CA 91786
(Address of principal executive offices, including zip code)

(801) 810-9888
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Sustainable Environmental Technologies Corporation, a California corporation (the "Company” including the terms "we", “our” and "us") filed a Certificate of Amendment of the Articles of Incorporation as attached hereto as Exhibit 3.1, with the Secretary of State of California, on January 19, 2012 (the “Amendment”).  The Financial Industry Regulatory Authority (“FINRA”) effected the Amendment as of January 25, 2012 (the “Effective Date”).  For 20 business days after the Effective Date, our trading symbol will be “SETSD”.  However, after the 20-day period, the “D” will be dropped from our trading symbol.

We filed the Amendment to implement a one for fifteen (1:15) reverse stock split of our outstanding shares of common stock and to decrease our authorized shares of our common stock to 100,000,000 shares, and our authorized preferred stock to 10,000,000 shares.   As of the effective date, the Amendment will go into effect.

Item 8.01       Other Events.

For any shareholder who desires to exchange their paper pre-split certificate(s) for a paper post-split certificate(s), please contact Computershare at 1-800-962-4284.  For any shareholder who has stock deposited into a brokerage account, please contact your broker directly as to the time it will take to update such accounts.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation
By:	/s/ Robert Glaser
Robert Glaser, Chief Executive Officer

Dated: January 25, 2011